Exhibit 99.1

For Immediate Release

Media Contact:	Investor Contacts:
Eric Boomhower	Bryan Hatchell	Byron Hinson
(803) 217-7701	(803) 217-7458	(803) 217-5352
eboomhower@scana.com	bhatchell@scana.com	bhinson@scana.com

SCANA Reports Financial Results for First Quarter 2010

Cayce, SC, May 6, 2010...SCANA Corporation (NYSE: SCG) today reported consolidated earnings for the first quarter of 2010 of $127 million, or $1.02 per share, compared to $114 million, or $.94 per share, for the first quarter of 2009.

“In the first quarter of 2010 our service territory experienced one of the coldest winters in decades and as a result, we saw significantly higher customer usage compared to last year,” said Jimmy Addison, senior vice president and chief financial officer. “However, we have proposed a weather normalization mechanism as part of a stipulation recently filed in SCE&G’s pending 2010 electric base rate case. Accordingly, we have deferred $25 million of estimated weather related revenues from the first quarter of 2010 for refund to customers and have reduced SCANA’s reported earnings by $.13 per share.”

Addison continued, “In our regulated gas operations at SCE&G and PSNC Energy, where we have had weather normalization mechanisms for an extended period, the effects of weather on earnings and customer’s bills were substantially tempered. However, we saw very favorable weather related earnings at SCANA Energy Georgia. Additionally, we reported continued customer growth and higher non-weather related consumption across our system, indicating signs of an economic recovery consistent with other reports.”

FINANCIAL RESULTS BY MAJOR LINES OF BUSINESS

South Carolina Electric & Gas Company

South Carolina Electric & Gas Company (SCE&G), SCANA’s principal subsidiary, reported earnings in the first quarter of 2010 of $64 million, or $.51 per share, compared to $62 million, or $.51 per share, in the same quarter last year. These earnings reflect a revenue reduction of $25 million associated with a weather normalization mechanism included as part of a stipulation filed in SCE&G’s 2010 electric base rate case. Net of the effect of this adjustment, quarterly results are due primarily to increases in electric rates under the Base Load Review Act (BLRA), an increase in natural gas base rates under the Natural Gas Rate Stabilization Act (RSA), higher weather normalized consumption and customer growth resulting in improved electric and natural gas margins.  These increases were offset by higher operating and maintenance and interest expenses, property taxes and dilution. At March 31, 2010, SCE&G was serving approximately 659,000 electric customers and approximately 313,000 natural gas customers, up 1.1 percent and 1.2 percent, respectively, from the same time last year.

PSNC Energy

PSNC Energy, SCANA’s retail natural gas subsidiary headquartered in Gastonia, North Carolina, reported earnings of $31 million, or $.25 per share, in the first quarter of 2010, compared to $30 million, or $.25 per share, in the first quarter of 2009. These results are due primarily to improved margins offset by slightly higher operating expenses and depreciation. At March 31, 2010, PSNC Energy was serving approximately 475,000 natural gas customers, an increase of 1.3 percent over the last twelve months.

SCANA Energy

SCANA Energy, the Company’s retail natural gas marketing business in Georgia, reported earnings of $30 million, or $.24 per share, in the first quarter of 2010, compared to $22 million, or $.18 per share, in the first quarter of 2009. This increase in earnings per share is due to higher volumes driven by extremely cold weather.  At March 31, 2010, SCANA Energy was serving approximately 465,000 customers in Georgia, maintaining its position as the second largest natural gas marketer in the state.

Corporate and Other, Net

SCANA’s corporate and other businesses, which include Carolina Gas Transmission, SCANA Communications, ServiceCare, SCANA Energy Marketing and the holding company, reported earnings of $2 million, or $.02 per share, compared to breakeven results in the first quarter of 2009. This improvement is due primarily to a lower effective tax rate.

2010 EARNINGS OUTLOOK

The Company affirms its previous guidance that 2010 earnings will be in the range of $2.85 to $3.05 per share. This estimate assumes normal weather for the remainder of the year in the Company’s electric and natural gas service areas and excludes any potential impacts from changes in accounting principles and certain gains or losses from investing activities, litigation, and sales of assets. Other factors and risks that could impact future earnings are discussed in the Company’s filings with the Securities and Exchange Commission and below under the Safe Harbor Statement. The Company expects an average annual earnings growth rate of 4 to 6 percent over the next 3 to 5 years.

CONFERENCE CALL NOTICE

SCANA will host its quarterly conference call for security analysts at 2:00 p.m. Eastern Daylight Time on Thursday, May 6, 2010. The call-in numbers for the conference call are 1-800-295-3991 (US/Canada) and 1-617-614-3924 (International). The passcode is 61517374. Participants should call in 5 to 10 minutes prior to the scheduled start time. A replay of the conference call will be available approximately 2 hours after conclusion of the call through May 20, 2010. The telephone replay numbers are 1-888-286-8010 (US/Canada) and 1-617-801-6888 (International). The passcode for the telephone replay is 87029971.

All interested persons, including investors, media and the general public, may listen to a live web cast of the conference call at the Company’s web site at www.scana.com.  Participants should go to the web site at least 5 to 10 minutes prior to the call start time and follow the instructions. A replay of the conference call and a transcript will also be available on the Company’s web site approximately 2 hours after conclusion of the call through May 20, 2010.

PROFILE

SCANA Corporation, a Fortune 500 company headquartered in Cayce, SC, is an energy-based holding company principally engaged, through subsidiaries, in electric and natural gas utility operations and other energy-related businesses. The Company serves approximately 659,000 electric customers in South Carolina and more than 1.2 million natural gas customers in South Carolina, North Carolina and Georgia. Information about SCANA and its businesses is available on the Company’s web site at www.scana.com.

SAFE HARBOR STATEMENT

Statements included in this press release which are not statements of historical fact are intended to be, and are hereby identified as, “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements concerning key earnings drivers, customer growth, environmental regulations and expenditures, leverage ratio, projections for pension fund contributions, financing activities, access to sources of capital, impacts of the adoption of new accounting rules, estimated construction and other expenditures. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” or “continue” or the negative of these terms or other similar terminology. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: (1) the information is of a preliminary nature and may be subject to further and/or continuing review and adjustment; (2)  regulatory actions, particularly changes in rate regulation, regulations governing electric grid reliability and environmental regulations; (3) current and future litigation; (4) changes in the economy, especially in areas served by subsidiaries of SCANA Corporation (SCANA); (5) the impact of competition from other energy suppliers, including competition from alternate fuels in industrial interruptible markets; (6) growth opportunities for SCANA’s regulated and diversified subsidiaries; (7) the results of short- and long-term financing efforts, including future prospects for obtaining access to capital markets and other sources of liquidity; (8) changes in SCANA’s or its subsidiaries’ accounting rules and accounting policies; (9) the effects of weather, including drought, especially in areas where the Company’s generation and transmission facilities are located and in areas served by SCANA’s subsidiaries; (10) payment by counterparties as and when due; (11) the results of efforts to license, site, construct and finance facilities for baseload electric generation; (12) the availability of fuels such as coal, natural gas and enriched uranium used to produce electricity; the availability of purchased power and natural gas for distribution; the level and volatility of future market prices for such fuels and purchased power; and the ability to recover the costs for such fuels and purchased power; (13) the availability of skilled and experienced human resources to properly manage, operate, and grow the Company’s businesses; (14) labor disputes; (15) performance of SCANA’s pension plan assets; (16) higher taxes; (17) inflation; (18) compliance with regulations; and (19) the other risks and uncertainties described from time to time in the periodic reports filed by SCANA or South Carolina Electric & Gas Company (SCE&G) with the United States Securities and Exchange Commission (SEC).  The Company disclaims any obligation to update any forward-looking statements.

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FINANCIAL AND OPERATING INFORMATION

Condensed Consolidated Statements of Income

(Millions, except per share amounts) (Unaudited)

	Quarter Ended March 31,
	2010	2009
Operating Revenues:
Electric (1)	$540	$497
Gas-Regulated	430	422
Gas-Nonregulated	458	424
Total Operating Revenues	1,428	1,343

Operating Expenses:
Fuel Used in Electric Generation	235	185
Purchased Power	2	5
Gas Purchased for Resale - Regulated	272	275
Gas Purchased for Resale - Nonregulated	386	369
Other Operation and Maintenance	172	158
Depreciation and Amortization	83	83
Other Taxes	48	45
Total Operating Expenses	1,198	1,120

Operating Income	230	223

Other Income, Net	6	11

Interest Charges, Net	(65)	(58)
Income Tax Expense (1)	(45)	(61)
Earnings from Equity Method Investments	1	1
Preferred Stock Cash Dividends of SCE&G	—	(2)

Income Available to Common Shareholders	$127	$114

Common Stock Data:
Wgt. Avg. Common Shares Outstanding	123.8	120.9
Basic & Diluted Reported Earnings Per Share	$1.02	$.94

Note (1): In the first quarter of 2010, pursuant to authorization by the Public Service Commission of South Carolina in connection with its annual review of fuel cost and rates, the Company accelerated the recognition of previously deferred state income tax credits in the amount of $17 million (thereby lowering income tax expense), and recorded an offsetting reduction of 2010’s recovery of fuel costs (electric revenue).  These offsetting decreases had no effect on income available to common shareholders.

Condensed Consolidated Balance Sheets

(Millions) (Unaudited)

	March 31,	December 31,
	2010	2009
ASSETS:
Utility Plant, Net	$9,118	$9,009
Nonutility Property and Investments, Net	439	431
Total Current Assets	1,421	1,521
Total Regulatory Assets and Deferred Debits	1,164	1,133
Total	$12,142	$12,094

CAPITALIZATION AND LIABILITIES:
Capitalization:
Common Equity	$3,494	$3,408
Long-Term Debt, Net	4,375	4,483
Total Capitalization	7,869	7,891
Current Liabilities:
Short-Term Borrowings	220	335
Current Portion of Long-Term Debt	328	28
Other	765	893
Total Current Liabilities	1,313	1,256
Total Regulatory Liabilities and Deferred Credits	2,960	2,947
Total	$12,142	$12,094

Variances in Earnings per Share:

(Unaudited)

Quarter Ended March 31,

2009 Basic & Diluted Reported Earnings per Share	$.94

Variances:
Electric Margin (2)	.06
Natural Gas Margin	.15
Operation & Maintenance Expense	(.07)
Interest Expense (Net of AFUDC)	(.04)
Property Taxes	(.01)
Dilution	(.02)
Other	.01
Variance in Reported Earnings per Share	.08

2010 Basic & Diluted Reported Earnings per Share	$1.02

Note (2): This variance analysis reflects earnings per share (EPS) components on an after-tax basis, excluding the effects of the adjustment described in Note 1 to the Condensed Consolidated Statements of Income.

Earnings per Share by Company:

(Unaudited)

	Quarter Ended March 31,
	2010	2009
South Carolina Electric & Gas	$.51	$.51
PSNC Energy	.25	.25
SCANA Energy-Georgia	.24	.18
Corporate and Other, Net	.02	.00
Basic and Diluted Reported Earnings per Share	$1.02	$.94

Consolidated Operating Statistics:

	Quarter Ended March 31,
	2010	2009	% Change
Electric Operations:

Sales (Million KWH):
Residential	2,299	1,939	18.6
Commercial	1,744	1,686	3.4
Industrial	1,353	1,266	6.9
Other	129	131	(1.5)
Total Retail Sales	5,525	5,022	10.0
Wholesale	433	460	(5.9)
Total Sales	5,958	5,482	8.7

Customers (Period-End, Thousands)	659	652	1.1

Natural Gas Operations:

Sales (Thousand Dekatherms):
Residential	41,433	33,256	24.6
Commercial	16,782	15,007	11.8
Industrial	39,440	38,002	3.8
Total Retail Sales	97,655	86,265	13.2
Sales for Resale	2,921	3,565	(18.1)
Transportation Volumes	43,253	38,722	11.7
Total Sales	143,829	128,552	11.9

Customers (Period-End, Thousands)	1,255	1,244	0.9

Security Credit Ratings (as of 05/06/10):

	Moody’s	Standard & Poor’s	Fitch
SCANA Corporation:
Senior Unsecured	Baa2	BBB	BBB+
Junior Subordinated Debt	Baa3	BBB-	BBB-
Outlook	Negative	Stable	Stable

South Carolina Electric & Gas Company:
Senior Secured	A3	A-	A
Senior Unsecured	Baa1	BBB+	A-
Commercial Paper	P-2	A-2	F-2
Outlook	Negative	Stable	Stable

PSNC Energy:
Senior Unsecured	A3	BBB+	A-
Commercial Paper	P-2	A-2	F-2
Outlook	Negative	Stable	Stable

South Carolina Fuel Company:
Commercial Paper	P-2	A-2	F-2